UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 28, 2015

SCRIPSAMERICA, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-54550	26-2598594
(State of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

1094 Main Avenue, Suite A , Clifton, NJ	07011
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 957-7622

Corporate Office Centre Tysons II, 1650 Tysons Boulevard, Suite 1580, Tysons Corner VA 22102

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03       Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On December 28, 2015 the Registrant’s Board of Directors, by unanimous written consent, adopted an amendment to the bylaws, effective immediately, by which former Article VI, describing the form of corporate seal, being deemed dated and unnecessary, was deleted and a new Article VI, implementing new Section 115 of the Delaware General Corporation Act, was adopted in its place. The new Article VI reads as follows:

“ARTICLE VI

FORUM SELECTION

1.   All internal corporate claims, including claims in the right of the corporation, that are based upon a violation by a current or former director or officer or stockholder in such capacity, or to which Title 8 of the General Corporation Law of the State of Delaware confers jurisdiction upon the Delaware Court of Chancery, shall be brought solely and exclusively in the courts of the State of Delaware, and in no other jurisdiction.”

A copy of the Bylaws as amended is attached hereto.

Item 9.01       Financial Statements and Exhibits.

3.3       Amended and Restated Bylaws

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ScripsAmerica, Inc

Date: January 4, 2016	By: /s/ Brian Ettinger
Brian Ettinger
Chief Executive Officer

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